EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-2963
investor_relations@extremenetworks.com	vbellofatto@extremenetworks.com

EXTREME NETWORKS REPORTS FOURTH QUARTER RESULTS

SANTA CLARA, Calif., July 18, 2003 – Extreme Networks, Inc. (Nasdaq: EXTR), a leader in Ethernet broadband networking solutions, today announced financial results for the fiscal fourth quarter ended June 29, 2003. Net revenue for the fourth quarter was $87.3 million, an increase from the third quarter revenue of $85.2 million.

“We are pleased to show sequential sales growth, particularly in the U.S. market, during this challenging economy,” said Gordon Stitt, president and CEO of Extreme Networks. “Initial customer response to our newly introduced Unified Access Architecture, which includes our Summit 300 and Altitude 300 WLAN switches, our new Triumph-based products, and our Fourth Generation Network Silicon System, has been very positive. Our ongoing commitment to R&D during this economic downturn continues to generate results.”

In accordance with the Statement of Financial Accounting Standards No. 109 (“Accounting for Income Taxes”), the Company recorded a non-cash charge of $154 million for the fourth quarter of fiscal 2003 to establish a valuation allowance against its deferred tax assets. The net loss for the quarter, including this non-cash charge, was $170.4 million or ($1.47) per share, which includes a loss of $1.33 per share for the tax charge. Pro-forma* results, net of the tax valuation allowance and one-time charges resulted in revenues of $87.3 million, up from $85.2 million in the third quarter, and a loss of $0.06 per share, compared to the previous quarter loss of $0.06 per share.

“The SFAS No. 109 places greater weight on previous cumulative losses than the outlook for future profitability when determining whether deferred tax assets can be used,” added Stitt. “We will periodically review this valuation allowance, and it can be reversed, partially or totally in the future.”

Conference Call

Extreme Networks will host a conference call to discuss these results at 8:30 a.m. EDT (5:30 a.m. PDT), for more information visit http://www.extremenetworks.com/aboutus/investor/ Financial and statistical information to be discussed during the conference call are posted on the Investor Relations section of the Company’s web-site (www.extremenetworks.com).

Extreme Networks, Inc.

Extreme Networks delivers the most effective applications and services infrastructure by creating networks that are faster, simpler and more cost-effective. Headquartered in Santa Clara, Calif., Extreme Networks markets its network switching solutions in more than 50 countries. For more information, visit www.extremenetworks.com

*This pro-forma information is provided to allow investors to compare our operating results from prior quarters to our operating results from this quarter net of this charge.

Extreme Networks, Summit and Altitude are registered trademarks of Extreme Networks, Inc., in the United States and other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements about our new technology and product introduction cycles. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; and a dependency on third parties for certain components and for the manufacturing of our products. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Net revenue
Product	$76,651	$103,517	$324,727	$407,394
Services	10,627	9,605	38,549	34,215
Total net revenue	87,278	113,122	363,276	441,609
Cost of revenue
Product	42,168	N/A	172,069	N/A
Services	12,434	N/A	40,852	N/A
Total net revenue	54,602	58,455	212,921	257,639
Gross margin
Product	34,483	N/A	152,658	N/A
Services	(1,807)	N/A	(2,303)	N/A
Total gross margin	32,676	54,667	150,355	183,970
Operating expenses
Sales and marketing	24,417	28,089	102,472	117,855
Research and development	16,328	15,079	58,004	61,490
General and administrative	5,741	6,541	25,733	26,922
Impairment of acquired intangible assets	1,021	—	1,021	89,752
Amortization of deferred stock compensation	687	2,219	723	10,184
Amortization of goodwill	—	68	—	33,546
Amortization of purchased intangible assets	—	1	—	3,642
Restructuring charges	1,752	—	15,939	73,570
Property and equipment write-off	—	—	12,678	—
Total operating expenses	49,946	51,997	216,570	416,961
Operating income (loss)	(17,270)	2,670	(66,215)	(232,991)
Other income (loss), net	961	922	3,821	(3,811)
Income (loss) before income taxes	(16,309)	3,592	(62,394)	(236,802)
Provision (benefit) for income taxes	154,081	1,095	134,786	(52,840)
Net income (loss)	$(170,390)	$2,497	$(197,180)	$(183,962)
Net income (loss) per share – basic	$(1.47)	$0.02	$(1.71)	$(1.63)
Net income (loss) per share – diluted	$(1.47)	$0.02	$(1.71)	$(1.63)
Shares used in per share calculation – basic	116,003	113,785	115,186	112,925
Shares used in per share calculation – diluted	116,003	117,190	115,186	112,925

N/A = Information not available

*Reflects reversal of $2.012 million of previously recorded deferred compensation expense for the first nine months of fiscal 2003.

Our pro-forma loss per share of $0.06 excludes one-time charges of $1.8 million for an outsource service contract, $1 million for impairment of goodwill, $.7 million for amortization, $1.8 million for severance pay, a $3.8 million tax benefit, and a $157.9 million impairment of tax benefit.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29, 2003	June 30, 2002
Assets
Current assets:
Cash, cash equivalents and investments	$163,617	$236,497
Accounts receivable, net	26,794	51,344
Inventories, net	18,710	24,627
Deferred income taxes	—	42,882
Other current assets	16,878	13,126
Total current assets	225,999	368,476
Property and equipment, net	73,767	99,551
Marketable securities	238,540	163,560
Deferred income taxes	—	90,617
Other assets	11,951	13,547
Total assets	$550,257	$735,751
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,020	$29,215
Deferred revenue	48,298	40,772
Accrued warranty	10,200	9,055
Other accrued liabilities	51,190	47,583
Total current liabilities	128,708	126,625
Other long-term liabilities	22,313	20,168
Convertible subordinated notes	200,000	200,000
Total stockholders’ equity	199,236	388,958
Total liabilities and stockholders’ equity	$550,257	$735,751

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 29, 2003	June 30, 2002
Operating activities:
Net loss	$(197,180)	$(183,962)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	25,929	31,382
Amortization of goodwill and purchased intangible assets	—	37,188
Impairment of acquired intangible assets	1,021	89,752
Provision for doubtful accounts	—	3,913
Provision for inventory	300	7,596
Deferred income taxes	133,499	(56,771)
Tax benefits from employee stock transactions	—	1,055
Restructuring charge and property and equipment write-off	28,617	73,095
Amortization of deferred stock compensation	723	10,184
Write-down of investments	250	9,657
Compensation expense for options granted to consultants	—	631
Changes in operating assets and liabilities:
Accounts receivable	24,550	7,954
Inventories	5,617	28,306
Other current and noncurrent assets	(3,427)	(4,760)
Accounts payable	(10,195)	(6,675)
Deferred revenue	7,526	15,235
Accrued warranty	1,145	6,098
Other accrued liabilities	(8,294)	(49,409)
Net cash provided by (used in) operating activities	10,081	20,469

Investing activities:
Capital expenditures	(14,716)	(82,819)
Purchases and maturities of investments, net	(29,135)	(143,365)
Acquisition of business	—	(14,920)
Net cash used in investing activities	(43,851)	(241,104)
Financing activities:
Proceeds from issuance of common stock	6,280	11,206
Proceeds from issuance of convertible subordinated notes, net	—	193,537
Net cash provided by financing activities	6,280	204,743
Net decrease in cash and cash equivalents	(27,490)	(15,892)
Cash and cash equivalents at beginning of year	71,830	87,722
Cash and cash equivalents at end of year	$44,340	$71,830